UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011 (August 25, 2011)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Upon the unanimous recommendation of the Governance and Nominating Committee of the Board of Directors (the “PEBO Board”) of Peoples Bancorp Inc. (“Peoples”), and in accordance with Section 2.02(C) of the Code of Regulations of Peoples, at the August 25, 2011 PEBO Board meeting, the PEBO Board fixed the number of directors of Peoples at eleven, increasing the number of directors from ten, and elected Susan D. Rector to fill the vacancy created by the increase. Ms. Rector was elected to the PEBO Board, effective August 25, 2011, as a director in the class whose terms continue until the 2013 Annual Meeting of Shareholders. In addition, upon the unanimous recommendation of the Governance and Nominating Committee, the PEBO Board appointed Ms. Rector as a member of the Governance and Nominating Committee of the PEBO Board, effective August 25, 2011. In her capacity as a non-employee director of Peoples, Ms. Rector will receive compensation on the same basis as the other non-employee directors receive for their service on the PEBO Board. In addition, in her capacity as a member of the Governance and Nominating Committee, Ms. Rector will receive compensation on the same basis as the other members of the Governance and Nominating Committee receive for their service on that committee.

At the August 25, 2011 meeting of the Board of Directors (the “Peoples Bank Board”) of Peoples Bank, National Association, the national bank subsidiary of Peoples (“Peoples Bank”), the Peoples Bank Board fixed the number of directors of Peoples Bank at eleven, increasing the number of directors from ten, and elected Ms. Rector to fill the vacancy created by the increase. Ms. Rector was elected to the Peoples Bank Board effective August 25, 2011. In addition, the Peoples Bank Board appointed Ms. Rector as a member of the Information Technology Steering Committee of the Peoples Bank Board, effective August 25, 2011.

Ms. Rector is a principal in the law firm of Schottenstein, Zox & Dunn, Co., LPA in Columbus, Ohio. She leads that firm's intellectual property practice group.
Peoples has determined that neither Ms. Rector nor any of her immediate family members has had (or proposes to have) a direct or indirect transaction in which Peoples or any of Peoples' subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.
A copy of the news release issued by Peoples on August 25, 2011 reporting the election of Ms. Rector to the Boards of Directors of Peoples and Peoples Bank is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits on Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	August 25, 2011	By:/s/	RHONDA L. MEARS
Rhonda L. Mears
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News Release issued by Peoples Bancorp Inc. on August 25, 2011